RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

February __20_____,  2013

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Azure Holding Group Corp.

SEC File No. 333-184440

On December 12, 2013 my appointment as auditor for Azure Holding Group Corp. ceased. I have read Azure Holding Group Corp.’s statements included under Item 4.01 of its Form 8-K/A2 dated December___12______,  2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant